ASIA PACIFIC BOILER CORP ENTERS INTO LETTER OF INTENT FOR STRATEGIC ACQUISITION OF KEY SUBSIDIARIES

HONG KONG– February 21, 2014– ASIA PACIFIC BOILER CORPORATION (OTCQB: PADR) (“Asia Pacific” or the “Company”) on February 14, 2014 entered into a letter of intent regarding our proposed acquisition of Million Place Investments Limited. (“Million Place``), a BVI corporation.  Million Place holds an option to purchase up to 51% of Inner Mongolia Yulong Pump Production Co. Ltd. (“Yulong Pump”), a PRC corporation engaged in the production and sale of industrial boilers.  To date, Million Place has completed the acquisition of 49% of Yulong Pump.

On its part, Yulong Pump has secured a commitment for its purchase of Hohhot Devotion Boiler Ltd. (“Devotion Boiler”) by July 2014. Together, Devotion Boiler and Yulong Pump are concurrently planning to begin construction in March 2014 of a new state of the art Boiler manufacturing factory with a planned investment of approximately US$250 million.  The companies intend to commence staffing and training of the new boiler plant employees concurrently with the start of construction. Yulong Pump and Devotion Boiler will also seek to rezone for commercial and residential use industrial land owned by Devotion Boiler in Inner Mongolia. It is anticipated that successful rezoning will result in up to a 500% increase in value of the property, which is currently valued at an estimated RMB300 million (approximately US$49,600,000).

The parties have already made significant progress with their due diligence in anticipation of the LOI, and we anticipate that the audits of Million Place and Yulong Pump will be completed by the end March, 2014. Auditing of Devotion Boiler will follow with completion anticipated prior to July, 2014.   Provided that audit results are satisfactory, we aim to establish parameters for a definitive agreement well ahead of the March 31, 2014 deadline provided in the LOI. With view toward financing the proposed transaction the Company is in the process of securing a standby line of credit in the amount of US$300 million.

DISCLAIMER

This press release contains "forward-looking statements." Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to the Company being able to finance or complete the acquisition. The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "intend," "seek," "anticipate," "planning," "estimated," “in the process” or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding financing arrangements, due diligence and due diligence results, potential acquisitions, asset valuations, expansion efforts, future plans and objectives of Asia Pacific Boiler Corp. The risk factors listed in our disclosure documents and the cautionary language on the Company's website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Asia Pacific Boiler Corp. in its forward-looking statements. Actual results relating to, among other things, our prospective acquisition of Million Place Investments Limited, Inner Mongolia Yulong Pump, or Devotion Boiler, our planned business activities or the activities and assets of the companies we are seeking to acquire, or our ability to obtain financing for our business, could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include but are not limited to: results of due diligence, audits and valuations; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Asia Pacific Boiler Corp. operates;. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Asia Pacific Boiler Corp. from time to time with the Securities and Exchange Commission and other regulatory authorities.

CONTACT:

For further information regarding Asia Pacific Boiler Corporation., please contact:

Hogan Zhang

Investor Relations

Tel: +852 – 3979 7116